Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

CAPITAL ONE FINANCIAL

CORPORATION

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)(4)(5)(6)

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $.01 per share	457(c)	7,152,010	$136.59	$976,893,045.90	$147.60 per $1 million	$144,189.42

	Total Offering Amounts					$976,893,045.90		$144,189.42

	Total Fees Previously Paid							—

	Total Fee Offsets							$99,353.60

	Net Fee Due							$44,835.82

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claim	Capital One Financial Corporation	424(b)(5)	333-254191	March 12, 2021		$9,039.58(4)	Equity	Common Stock, par value $.01 per share	(4)	$82,855,912.01(4)

Fee Offset Claim	Capital One Financial Corporation	424(b)(5)	333-223608	March 13, 2018		$22,876.30(5)	Equity	Common Stock, par value $.01 per share	(5)	$183,745,381.53(5)

Fee Offset Claim	Capital One Financial Corporation	424(b)(5)	333-203125	March 31, 2015		$67,437.72(6)	Equity	Common Stock, par value $.01 per share	(6)	$580,359,036.14(6)

Fee Offset Sources	Capital One Financial Corporation	424(b)(5)	333-254191		March 12, 2021						$9,787.63(4)

Fee Offset Sources	Capital One Financial Corporation	424(b)(5)	333-223608		March 13, 2018						$23,542.65(5)

Fee Offset Sources	Capital One Financial Corporation	424(b)(5)	333-203125		March 31, 2015						$68,128.61(6)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common stock being registered hereunder shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of Capital One’s outstanding common stock (the “Common Stock”).

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The price and fee are computed based upon the average of the high and low sale prices of the Common Stock on March 6, 2024, as reported on the New York Stock Exchange.

(3)	Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying .0001476 and the proposed maximum aggregate offering price.

(4)

Capital One filed a prospectus supplement pursuant to Rule 424(b)(5) on March 12, 2021 to registration statement No. 333-254191, initially filed on March 12, 2021 (the “2021 Registration Statement”) in connection with the Capital One Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The offering that included the unsold shares under the Plan pursuant to the 2021 Registration Statement has been terminated. Pursuant to Rule 457(p), the aggregate registration fee currently due hereunder of $144,189.42 has been offset against $9,039.58 of the registration fee paid with respect to $82,855,912.01 in unsold shares under the Plan pursuant to the 2021 Registration Statement.

(5)

Capital One filed a prospectus supplement pursuant to Rule 424(b)(5) on March 13, 2018 to registration statement No. 333-223608, initially filed on March 13, 2018 (the “2018 Registration Statement”) in connection with the Plan. The offering that included the unsold shares under the Plan pursuant to the 2018 Registration Statement has been terminated. Pursuant to Rule 457(p), the aggregate registration fee currently due hereunder of $144,189.42 has been offset against $22,876.30 of the registration fee paid with respect to $183,745,381.53 in unsold shares under the Plan pursuant to the 2018 Registration Statement.

(6)

Capital One filed a prospectus supplement pursuant to Rule 424(b)(5) on April 9, 2015 to registration statement No. 333-203125, initially filed on March 31, 2015 (the “2015 Registration Statement”) in connection with the Plan. The offering that included the unsold shares under the Plan pursuant to the 2015 Registration Statement has been terminated. Pursuant to Rule 457(p), the aggregate registration fee currently due hereunder of $144,189.42 has been offset against $67,437.72 of the registration fee paid with respect to $580,359,036.14 in unsold shares under the Plan pursuant to the 2015 Registration Statement.